EXHIBIT 99.1

Civista Bancshares, Inc. Announces Fourth-Quarter 2024 Financial Results of $0.63 per Common Share and Full-Year 2024 Financial Results of $2.01 per Common Share

Sandusky, Ohio, January 30, 2025 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) announced its unaudited financial results for the three- and twelve-month periods ending December 31, 2024.

Fourth quarter and full-year 2024 highlights:

•
Net income of $9.9 million, or $0.63 per diluted share, for the fourth quarter of 2024, compared to $9.7 million, or $0.62 per diluted share, for the fourth quarter of 2023.
•
Net income of $31.7 million, or $2.01 per diluted share, compared to $43.0 million, or $2.73 per diluted share, for the twelve months ended December 31, 2024 and 2023, respectively.
•
Replaced nearly $5.2 million in non-interest income, for the twelve months ended December 31, 2024 compared to the same period in 2023. This includes reductions in overdraft fees ($1.4 million), tax refund processing revenue ($2.4 million), and the 2023 MasterCard renewal fee ($1.5 million). Despite these reductions, non-interest income for the twelve months ended December 31, 2024, is $0.6 million higher than the same period in 2023.
•
Cost of deposits of 220 basis points and total funding costs of 242 basis points for the quarter.
•
Based on the December 31, 2024, market close share price of $21.04, the $0.16 fourth quarter dividend is equivalent to an annualized yield of 3.04% and a dividend payout ratio of 25.5%.

CEO Commentary:

“We're pleased with our fourth-quarter earnings and overall full-year performance. This quarter, we maintained a disciplined approach to loan and deposit pricing, successfully continuing our downward beta strategy. Our results reflect the positive impact of our deposit initiatives we launched earlier in the year. These initiatives and strategies, along with another quarter of strong non-interest income, have significantly contributed to our financial success, resulting in Earnings Per Share of $0.63, up from $0.53 last quarter. Our strong earnings and recently announced increase in our quarterly dividend, reflects our confidence in Civista's financial strength and our commitment to delivering value to our shareholders. ”, said Dennis G. Shaffer, CEO and President of Civista.

"Our credit quality remains solid as we continue to support lending and strengthen our customer relationships. We are committed to meeting the growing demand for housing and construction financing, ensuring we address the needs of our customers and communities. Our strategic focus on these areas has allowed us to deepen our engagement with customers and provide then with the necessary financial support.", said Shaffer.

"Furthermore, with a strong fourth quarter and the expansion in our net interest margin, we are well-positioned for a successful 2025. Our team's dedication and hard work have been instrumental in achieving these results, and we are confident in our ability to sustain this momentum as we remain focused on executing our strategic initiatives and driving sustainable growth for the long term. We continue to prioritize our customers' needs and adapt to the evolving market conditions to deliver consistent value and growth.", said Shaffer.

Results of Operations:

For the three-month periods ended December 31, 2024, September 30, 2024 and December 31, 2023

Net interest income increased $2.1 million, or 7.3%, for the fourth quarter of 2024 compared to the third quarter of 2024.

Interest income increased $0.5 million attributed to average interest-earning assets increasing $33 million coupled with a 1 basis point increase in asset yield.

The increase in interest income was aided by a $1.6 million decrease in interest expense. This was due to a reduction in the average balance of higher costing FHLB borrowings of $174.1 million mostly offset by $226.8 million growth in deposits ($177.4 million in average balances), resulting in a net increase of $3.9 million in average interest-bearing liabilities when comparing Q4 2024 to Q3 2024.

When comparing the fourth quarter of 2024 to the same period of 2023. Net interest income increased $1.3 million. Interest income increased $4.6 million while interest expense increased $3.3 million.

Net interest margin decreased 8 basis points to 3.36% for the fourth quarter of 2024, compared to 3.44% for the same period a year ago.

The increase in interest income was primarily due to a $289.3 million increase in average interest-earning assets resulting in a $4.0 million increase in interest income.

Interest expense increased $3.3 million for the fourth quarter of 2024, compared to the same period last year. The average rate paid on interest-bearing liabilities increased 11 basis points, while average interest-bearing liabilities increased $355.8 million to fund growth. The increase in interest-bearing liabilities was $236.5 million in time-deposits, $183.0 million in demand and savings, partially offset by a decrease of $63.8 million in FHLB borrowings. This shift in the funding mix, as well as rising rates, is driving the increase in the funding rate. The 11-basis point increase in funding yield led to $0.7 million additional interest expense. Additionally, the $355.8 million of additional funds led to $2.6 million of additional interest expense.

Average Balance Analysis
(Unaudited - Dollars in thousands)

	Three Months Ended December 31,
	2024			2023
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans **	$3,061,991	47,250	6.14%	$2,805,995	$43,172	6.10%
Taxable securities ***	362,997	3,378	3.38%	352,186	2,901	2.85%
Non-taxable securities ***	292,559	2,357	3.83%	275,046	2,365	3.79%
Federal funds sold	-	-	0.00%	-	-	0.00%
Interest-bearing deposits in other banks	21,060	248	4.68%	16,117	161	3.96%
Total interest-earning assets ***	$3,738,607	$53,233	5.65%	$3,449,344	$48,599	5.52%
Noninterest-earning assets:
Cash and due from financial institutions	38,873			26,221
Premises and equipment, net	48,990			58,576
Accrued interest receivable	13,632			12,455
Intangible assets	133,673			134,867
Bank owned life insurance	62,866			55,441
Other assets	49,462			67,544
Less allowance for loan losses	(41,353)			(35,802)
Total Assets	$4,044,750			$3,768,646

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand and savings	$1,528,163	$5,025	1.31%	$1,345,199	$2,873	0.85%
Time	1,054,489	13,111	4.95%	817,961	10,532	5.11%
Short-term FHLB borrowings	214,038	2,530	4.70%	276,949	3,877	5.55%
Long-term FHLB borrowings	1,573	6	1.52%	2,458	14	2.26%
Other borrowings	543	7	5.13%	543	8	5.85%
Subordinated debentures	104,071	1,199	4.58%	103,927	1,243	4.75%
Repurchase agreements	-	-	0.00%	-	-	0.00%
Total interest-bearing liabilities	$2,902,877	$21,878	3.00%	$2,547,037	$18,547	2.89%
Noninterest-bearing deposits	702,833			814,642
Other liabilities	47,449			69,101
Shareholders' equity	391,591			337,866
Total Liabilities and Shareholders' Equity	$4,044,750			$3,768,646

Net interest income and interest rate spread		$31,355	2.65%		$30,052	2.63%

Net interest margin ***			3.36%			3.44%

* - Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $627 thousand and $629 thousand for the periods ended December 31, 2024 and 2023, respectively.

** - Average balance includes nonaccrual loans

*** - Average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $52.1 million and $91.0 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

For the twelve-month periods ended December 31, 2024 and 2023

Net interest income decreased $8.8 million, or 7.0%, compared to the same period in 2023.

Interest income increased $24.0 million, or 13.1%, for the twelve months of 2024 compared to the same period of 2023. Average interest-earning assets increased $263.6 million. Average yields increased 27 basis points. The increase in volume is due to organic loan growth.

Interest expense increased $32.7 million, or 57.2%, for the twelve months of 2024 compared to the same period of 2023. Average rate paid on interest-bearing liabilities increased 79 basis points compared to 2023. Average interest-bearing liabilities increased $428.6 million for the twelve months of 2024 compared to the same period of 2023. Demand, Savings and Time deposits increased $450.5 million, collectively, and FHLB borrowings increased $60.7 million for the twelve months of 2024 compared to the same period of 2023 to fund growth.

Net interest margin decreased of 49 basis points to 3.21% for the twelve months of 2024, compared to 3.70% for the same period a year ago.

Average Balance Analysis
(Unaudited - Dollars in thousands)

	Twelve Months Ended December 31,
	2024			2023
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans **	$2,984,912	$183,580	6.15%	$2,722,797	$160,755	5.90%
Taxable securities ***	357,255	12,639	3.18%	363,972	11,718	2.88%
Non-taxable securities ***	291,833	9,473	3.85%	282,678	9,282	3.79%
Interest-bearing deposits in other banks	20,580	1,003	4.87%	21,551	979	4.54%
Total interest-earning assets ***	$3,654,580	$206,695	5.62%	$3,390,998	$182,734	5.35%
Noninterest-earning assets:
Cash and due from financial institutions	34,494			39,219
Premises and equipment, net	52,230			58,456
Accrued interest receivable	13,349			11,499
Intangible assets	134,273			133,626
Bank owned life insurance	62,349			54,211
Other assets	57,879			63,152
Less allowance for loan losses	(39,498)			(33,814)
Total Assets	$3,969,656			$3,717,347

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand and savings	$1,426,288	$16,138	1.13%	$1,356,789	$7,689	0.57%
Time	959,276	50,416	5.26%	578,243	26,066	4.51%
Short-term FHLB borrowings	342,626	18,451	5.39%	280,887	14,493	5.16%
Long-term FHLB borrowings	1,892	42	2.22%	2,909	66	2.27%
Other borrowings	137	7	5.11%	74,269	4,071	5.50%
Subordinated debentures	104,017	4,931	4.74%	103,873	4,849	4.67%
Repurchase agreements	-	-	0.00%	8,685	4	0.05%
Total interest-bearing liabilities	$2,834,236	$89,985	3.17%	$2,405,655	$57,238	2.38%
Noninterest-bearing deposits	701,397			917,005
Other liabilities	56,664			50,963
Shareholders' equity	377,359			343,724
Total Liabilities and Shareholders' Equity	$3,969,656			$3,717,347

Net interest income and interest rate spread		$116,710	2.45%		$125,496	2.97%

Net interest margin ***			3.21%			3.70%

* - Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $2.5 million and $2.5 million for the periods ended December 31, 2024 and 2023, respectively.

** - Average balance includes nonaccrual loans

*** - 2024 and 2023 average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $59.4 million and $71.0 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

Provision for credit losses (including provision for unfunded commitments) for the fourth quarter of 2024 was $0.7 million compared to $2.3 million for the same period of 2023.

Year-to-date 2024 provision for credit losses (including provision for unfunded commitments) was $5.4 million compared to $4.4 million for the same period of 2023.

The Allowance to total loans ratio as of December 31, 2024 was 1.29%, down from 1.36% on September 30, 2024 and down from 1.30% at December 31, 2023. The decreased reserve requirement is attributed to an improvement in the qualitative factors as we see economic improvements in the markets we serve as well as in general economic conditions.

For the fourth quarter of 2024, noninterest income totaled $9.0 million, a decrease of $0.7 million or 6.9% from third quarter 2024 and an increase of $0.2 million, or 2.2%, compared to the prior year’s fourth quarter.

Noninterest income
(unaudited - dollars in thousands)	Three months ended December 31,
	2024	2023	$ change	% change
Service charges	$1,591	$1,749	$(158)	-9.0%
Net gain/(loss) on equity securities	96	147	(51)	-34.7%
Net gain on sale of loans	1,259	875	384	43.9%
ATM/Interchange fees	1,640	1,654	(14)	-0.8%
Wealth management fees	1,464	1,197	267	22.3%
Lease revenue and residual income	1,280	1,436	(156)	-10.9%
Bank owned life insurance	771	282	489	173.4%
Swap fees	66	475	(409)	-86.1%
Other	848	1,008	(160)	-15.9%
Total noninterest income	$9,015	$8,823	$192	2.2%

Service charges for the fourth quarter of 2024 decreased year over year as we have eliminated our re-presentment fees as well as reduced our overdraft charges, the effect of which was partially offset by an increase in service fees in consumer and treasury management.

Net gain/(loss) on equity securities change was the result of a market valuation adjustment.

Net gain on sale of loans includes gain/loss on sale of mortgages, adjustments to mortgage service rights (MSR), and gain/loss on sales of loans and leases from the Civista Leasing and Finance division; which continues to provide a strong and consistent revenue source for Civista.

Wealth management fees increased from strong financial markets and organic growth in the trust and investment services business.

Lease revenue and residual income decreased due to lower lease originations in the fourth quarter of 2024 compared to the same period in 2023.

Income from Bank Owned Life Insurance (BOLI) increased due to a death benefit on an insured individual in the fourth quarter of 2024.

Other income decreased in the fourth quarter mainly related to lower volumes in loan fees, loan servicing fees, and leasing rental income, partially offset by a gain of $0.2 million from the sale of an OREO property.

For the twelve months ended December 31, 2024, noninterest income totaled $37.7 million, an increase of $0.6 million, or 1.6%, compared to the same period in 2023. This reflects the replacement of the tax refund processing business exited in 2023.

Noninterest income
(unaudited - dollars in thousands)	Twelve months ended December 31,
	2024	2023	$ change	% change
Service charges	$6,114	$7,206	$(1,092)	-15.2%
Net gain/(loss) on equity securities	252	(21)	273	1300.0%
Net gain on sale of loans	4,438	2,908	1,530	52.6%
ATM/Interchange fees	5,841	5,880	(39)	-0.7%
Wealth management fees	5,519	4,767	752	15.8%
Lease revenue and residual income	8,911	7,595	1,316	17.3%
Bank owned life insurance	2,205	1,112	1,093	98.3%
Swap fees	232	673	(441)	-65.5%
Tax Refund Processing Fee	-	2,375	(2,375)	-100.0%
Other	4,236	4,668	(432)	-9.3%
Total noninterest income	$37,748	$37,163	$585	1.6%

Service charges for the full-year 2024 decreased resulting from the elimination of our re-presentment fees coupled with reducing our overdraft charges, the effect of which was partially offset by an increase in service fees in consumer and treasury management.

Net gain/loss on equity securities change was the result of a market valuation adjustment.

Net gain on sale of loans increased primarily due to an increase in the volume of mortgage and Civista Leasing and Finance leases as well as loans sold.

Wealth management fees increased from strong markets and organic growth in the trust and investment services business.

Lease revenue and residual income increased from prior year as we shifted from operating leases to more finance leases, resulting in higher residual income.

Income from Bank Owned Life Insurance (BOLI) increased due to death benefit on three insured individuals in 2024.

Tax Refund Processing Fee income is now zero as we exited our relationship with a third-party processor in 2023 that was in the tax refund processing business.

Other income – includes $1.1 million of loan servicing fees and $1.5 million of leasing rental income in 2024. For 2023, a $1.5 million fee was collected with the renewal of the company's contract with MasterCard.

For the fourth quarter of 2024, noninterest expense totaled $28.3 million, an increase of $0.3 million or 1.1% when compared to the third quarter of 2024. When compared to the prior years' fourth quarter, noninterest expense increased $3.0 million, or 11.8%.

Noninterest expense
(unaudited - dollars in thousands)	Three months ended December 31,
	2024	2023	$ change	% change
Compensation expense	$14,899	$14,154	$745	5.3%
Net occupancy Expense	1,138	1,299	$(161)	-12.4%
Contracted data processing	508	512	$(4)	-0.8%
Taxes and assessments	1,647	679	$968	142.6%
Professional services	2,247	1,148	$1,099	95.7%
Equipment Maint/Depr	2,240	2,871	$(631)	-22.0%
ATM/Interchange expense	671	605	$66	10.9%
Marketing	448	(190)	$638	335.8%
Sponsorships	(38)	155	$(193)	-124.5%
Communications	492	426	$66	15.5%
Insurance Expense	313	408	$(95)	-23.3%
Software maintenance expense	1,376	1,178	$198	16.8%
Other	2,355	2,068	$287	13.9%
Total noninterest expense	$28,296	$25,313	$2,983	11.8%

Compensation expense increased primarily due to a merit increases, employee insurance, and other payroll-related expenses. The quarter-to-date average number of full time equivalent (FTE) employees was 519 at December 31, 2024, compared with an average number of 532 for the same period in 2023.

Equipment maintenance and depreciation expense decreased $631 thousand primarily due to depreciation associated with Civista Leasing and Finance as operating leases mature.

Software maintenance expense increased $198 thousand due to increases in both software maintenance contracts as well as the implementation of the new digital banking platform.

In the fourth quarter of 2024, other expenses include a $0.5 million reserve to address a reconciling item related to a leasing system conversion, which is expected to be completed in the first quarter of 2025.

The efficiency ratio was 68.3% for the quarter ended December 31, 2024, compared to 63.3% for the quarter ended December 31, 2023. The change in the efficiency ratio is primarily due to a 11.8% increase in noninterest expenses; partially offset by a 4.3% increase in net interest income and a 2.2% increase in noninterest income.

Civista’s effective income tax rate for the fourth quarter of 2024 was 13.1% compared to 14.1% in the fourth quarter of 2023.

For the twelve months ended December 31, 2024, noninterest expense totaled $112.5 million, an increase of $4.9 million, or 4.6%, compared to the same period in the prior year.

Noninterest expense
(unaudited - dollars in thousands)	Twelve months ended December 31,
	2024	2023	$ change	% change
Compensation expense	$61,821	$58,291	$3,530	6.1%
Net occupancy and equipment	5,097	5,395	(298)	-5.5%
Contracted data processing	2,248	2,242	6	0.3%
Taxes and assessments	4,683	3,663	1,020	27.8%
Professional services	5,779	4,952	827	16.7%
Equipment Maint/Depr	9,553	11,085	(1,532)	-13.8%
ATM/Interchange expense	2,544	2,420	124	5.1%
Marketing	2,088	1,352	736	54.4%
Sponsorships	1,263	1,257	6	0.5%
Communications	2,040	2,157	(117)	-5.4%
Insurance Expense	1,240	1,210	30	2.5%
Software maintenance expense	4,944	4,167	777	18.6%
Other	9,220	9,420	(200)	-2.1%
Total noninterest expense	$112,520	$107,611	$4,909	4.6%

Compensation expense increased primarily due to merit increases, employee insurance, and other payroll-related expenses. The year-to-date average number of full time equivalent (FTE) employees was 531 for the twelve-months ended December 31, 2024, compared with an average number of 510 for the same period in 2023.

Equipment maintenance and depreciation expense decreased by $1.5 million, primarily from a decrease in depreciation of equipment on operating leases as operating leases mature.

Software maintenance expense increased due to increases in both software maintenance contracts as well as the implementation of the new digital banking platform.

Other expenses include a $1.2 million reserve to address a reconciling item related to a leasing system conversion, which is expected to be completed in the first quarter of 2025.

The efficiency ratio was 70.8% for the twelve months ended December 31, 2024 compared to 64.2% for the twelve months ended December 31, 2023. The change in the efficiency ratio is primarily due to an 4.6% increase in noninterest expense and a 7.0% decrease in net interest income, partially offset by an 1.6% increase in noninterest income.

Civista’s effective income tax rate for the twelve months ended December 31, 2024 was 13.4% compared to 15.1% for the twelve months ended December 31, 2023.

Balance Sheet

Total assets at December 31, 2024, were $4.1 billion, an increase of $237.1 million, or 6.1%, from December 31, 2023.

End of period loan and lease balances

(unaudited - dollars in thousands)
	December 31,	December 31,
	2024	2023	$ Change	% Change
Commercial and Agriculture	$328,488	$304,793	$23,695	7.8%
Commercial Real Estate:
Owner Occupied	374,367	377,321	(2,954)	-0.8%
Non-owner Occupied	1,225,991	1,161,894	64,097	5.5%
Residential Real Estate	763,869	659,841	104,028	15.8%
Real Estate Construction	305,992	260,409	45,583	17.5%
Farm Real Estate	23,035	24,771	(1,736)	-7.0%
Lease financing receivable	46,900	54,642	(7,742)	-14.2%
Consumer and Other	12,588	18,057	(5,469)	-30.3%
Total Loans	$3,081,230	$2,861,728	$219,502	7.7%

Loan and lease balances increased $219.5 million, or 7.7% since December 31, 2023.

Growth was tempered in 2024 as the company continued its diligent focus on rate, margin, deposits and reduce dependency on wholesale funding.

Commercial Real Estate continued to grow due to consistent demand in the non-owner occupied category, especially in the multi-family area in the major Ohio metropolitan areas. Real Estate Construction has increased with consistent demand for more projects across the state of Ohio.

Residential Real Estate has grown primarily due to more home construction loans as we meet the demand for housing and construction financing by our customers and communities.

Deposits

Total deposits at December 31, 2024 were $3.2 billion, an increase of $226.8 million, or 7.6%, from December 31, 2023.

(unaudited - dollars in thousands)
	December 31,	December 31,
	2024	2023	$ Change	% Change
Noninterest-bearing demand	$695,094	$771,699	$(76,605)	-9.9%
Interest-bearing demand	419,583	449,449	(29,866)	-6.6%
Savings and money market	1,127,765	854,881	272,884	31.9%
Time deposits	469,163	391,809	77,354	19.7%
Brokered deposits	500,265	517,190	(16,925)	-3.3%
Total Deposits	$3,211,870	$2,985,028	$226,842	7.6%

The $76.6 million decrease in noninterest-bearing demand deposits was primarily due to a $51.4 million decrease in noninterest-bearing accounts related to the former tax refund processing program. Also, included is $9.8 million decrease in noninterest-bearing business accounts and $10.6 million decrease in noninterest-bearing personal accounts as customers migrate deposits to interest-bearing accounts.

The $29.9 million decrease in interest-bearing demand deposits was primarily due to a $10.9 million decrease in interest-bearing personal accounts, a $9.8 million decrease in interest-bearing public fund accounts, and a $8.2 million decrease in interest-bearing business accounts.

The $272.9 million increase in savings and money market deposits was primarily due to a $45.0 million increase in business money market accounts, $121.9 million increase in public funds money markets, partially offset by a $15.9 million decrease in statement savings coupled with a $8.2 million decrease in business savings accounts. Included in the growth are the $97.0 million of trust cash deposits brought onto the balance sheet in the third quarter, and $95.7 million of deposits associated with the Ohio Home Buyers Program.

The $77.4 million increase in time deposits was primarily due to a $22.7 million increase in Jumbo time certificates, a $23.5 million increase in retail time certificates, and a $26.9 million increase in time certificates over $250 thousand.

FHLB overnight advances totaled $339.0 million on December 31, 2024, up $52.0 million from $287.0 million on September 30, 2024 and up slightly from $338.0 million on December 31, 2023. FHLB term advances totaled $1.5 million on December 31, 2024, down from $2.4 million on December 31, 2023.

Stock Repurchase Program

Civista did not repurchase any shares in 2024, leaving the entire $13.5 million of the current repurchase authorization remaining. The current repurchase plan will expire in May 2025. In January 2024, Civista liquidated 8,262 shares held by employees, at $18.38 per share, to satisfy tax obligations stemming from vesting of restricted shares.

Shareholders’ Equity

Total shareholders’ equity at December 31, 2024, totaled $388.5 million, an increase of $16.5 million from December 31, 2023. This resulted from an increase of $21.6 million in retained earnings and a reduction in accumulated other comprehensive loss of $5.8 million.

Asset Quality

Civista recorded net charge-offs of $3.4 million for the twelve months of 2024 compared to net charge-offs of $1.0 million for the same period of 2023. The allowance for credit losses to loans ratio was 1.29% at December 31, 2024, compared to 1.36% at September 30, 2024 and 1.30% at December 31, 2023.

Allowance for Credit Losses
(dollars in thousands)
	Twelve months ended December 31,
	2024	2023
Beginning of period	$37,160	$28,511
CECL adoption adjustments	-	5,193
Charge-offs	(3,915)	(1,431)
Recoveries	539	452
Provision	5,885	4,435
End of period	$39,669	$37,160

Allowance for Unfunded Commitments
(dollars in thousands)
	Twelve months ended December 31,
	2024	2023
Beginning of period	$3,901	$-
CECL adoption adjustments	-	3,386
Charge-offs	-	-
Recoveries	-	-
Provision	(521)	515
End of period	$3,380	$3,901

Non-performing assets at December 31, 2024 were $31.9 million, an increase of $16.7 million or 111%, from December 31, 2023. The non-performing assets to assets ratio was 0.78% at December 31, 2024 and 0.39% at December 31, 2023. The allowance for credit losses to non-performing loans decreased from 245.67% at December 31, 2023 to 124.49% at December 31, 2024.

(dollars in thousands)	December 31,	December 31,
	2024	2023
Non-accrual loans	$30,950	$12,467
Restructured loans	1,677	2,659
Total non-performing loans	32,627	15,126
Other Real Estate Owned	-	-
Total non-performing assets	$32,627	$15,126

Conference Call and Webcast

Civista Bancshares, Inc. will also host a conference call to discuss the Company's financial results for the fourth quarter of 2024 at 1:00 p.m. ET on Thursday, January 30, 2025. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.civb.com. Participants can also listen to the conference call by dialing 800-836-8184 and ask to be joined into the Civista Bancshares, Inc. fourth quarter 2024 earnings call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.civb.com).

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any additional risks identified in the Company’s subsequent Form 10-Q’s. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Civista Bancshares, Inc., is a $4.1 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 42 locations across Ohio, Southeastern Indiana and Northern Kentucky. Civista Bank also offers commercial equipment leasing services for businesses nationwide through its Civista Leasing and Finance Division. Civista Bancshares’ common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Learn more at www.civb.com.

For additional information, contact:

Dennis G. Shaffer

CEO and President

Civista Bancshares, Inc.

888-645-4121

Civista Bancshares, Inc.

Financial Highlights

(Unaudited, dollars in thousands, except share and per share amounts)

Consolidated Condensed Statement of Income

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023

Interest income	$53,233	$48,599	$206,695	$182,734
Interest expense	21,878	18,547	89,985	57,238
Net interest income	31,355	30,052	116,710	125,496
Provision for credit losses	697	2,325	5,885	4,435
Provision for unfunded commitments	(1)	-	(521)	-
Net interest income after provision	30,659	27,727	111,346	121,061
Noninterest income	9,015	8,823	37,748	37,163
Noninterest expense	28,296	25,313	112,520	107,611
Income before taxes	11,378	11,237	36,574	50,613
Income tax expense	1,485	1,582	4,891	7,649
Net income	9,893	9,655	31,683	42,964
Preferred stock dividends	-	-	-	-
Net income available
to common shareholders	$9,893	$9,655	$31,683	$42,964

Dividends paid per common share	$0.16	$0.16	$0.64	$0.61

Earnings per common share
Basic
Net income	$9,893	$9,655	$31,683	$42,964
Less allocation of earnings and
dividends to participating securities	213	362	671	1,585
Net income available to common
shareholders - basic	$9,680	$9,293	$31,012	$41,379
Weighted average common shares outstanding	15,736,962	15,695,978	15,724,768	15,734,624
Less average participating securities	339,626	588,625	333,029	579,857
Weighted average number of shares outstanding
used to calculate basic earnings per share	15,397,336	15,107,353	15,391,739	15,154,767

Earnings per common share
Basic	$0.63	$0.62	$2.01	$2.73
Diluted	0.63	0.62	2.01	2.73

Selected financial ratios:
Return on average assets	0.97%	1.02%	0.80%	1.16%
Return on average equity	10.43%	11.17%	8.40%	12.50%
Dividend payout ratio	25.45%	25.81%	31.76%	22.34%
Net interest margin (tax equivalent)	3.36%	3.44%	3.21%	3.70%

Selected Balance Sheet Items
(Dollars in thousands, except share and per share amounts)

	December 31,	December 31,
	2024	2023
	(unaudited)	(unaudited)

Cash and due from financial institutions	$63,155	$60,406
Investment in time deposits	1,450	1,225
Investment securities	650,488	620,441
Loans held for sale	665	1,725
Loans	3,081,230	2,861,728
Less: allowance for credit losses	(39,669)	(37,160)
Net loans	3,041,561	2,824,568
Other securities	30,352	29,998
Premises and equipment, net	47,166	56,769
Goodwill and other intangibles	133,403	135,028
Bank owned life insurance	62,783	61,335
Other assets	67,446	69,923
Total assets	$4,098,469	$3,861,418

Total deposits	$3,211,870	$2,985,028
Federal Home Loan Bank advances - short term	339,000	338,000
Federal Home Loan Bank advances - long term	1,501	2,392
Subordinated debentures	104,089	103,943
Other borrowings	6,293	9,859
Accrued expenses and other liabilities	47,214	50,194
Total shareholders' equity	388,502	372,002
Total liabilities and shareholders' equity	$4,098,469	$3,861,418

Shares outstanding at period end	15,737,815	15,695,424

Book value per share	$24.69	$23.70
Equity to asset ratio	9.48%	9.63%

Selected asset quality ratios:
Allowance for credit losses to total loans	1.29%	1.30%
Non-performing assets to total assets	0.80%	0.39%
Allowance for credit losses to non-performing loans	121.58%	245.67%

Non-performing asset analysis
Nonaccrual loans	$30,950	$12,467
Troubled debt restructurings	1,677	2,659
Other real estate owned	-	-
Total	$32,627	$15,126

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
End of Period Balances	2024	2024	2024	2024	2023

Assets
Cash and due from banks	$63,155	$74,662	$55,760	$50,310	$60,406
Investment in time deposits	1,450	1,450	1,450	1,450	1,225
Investment securities	650,488	629,113	611,866	608,277	620,441
Loans held for sale	665	8,299	5,369	3,716	1,725
Loans and leases	3,081,230	3,043,946	3,014,996	2,898,139	2,861,728
Allowance for credit losses	(39,669)	(41,268)	(39,919)	(38,849)	(37,160)
Net Loans	3,041,561	3,002,678	2,975,077	2,859,290	2,824,568
Other securities	30,352	32,633	37,615	31,360	29,998
Premises and equipment, net	47,166	49,967	52,142	54,280	56,769
Goodwill and other intangibles	133,403	133,829	134,227	134,618	135,028
Bank owned life insurance	62,783	62,912	63,367	61,685	61,335
Other assets	67,446	65,880	75,041	75,272	69,923
Total Assets	$4,098,469	$4,061,423	$4,011,914	$3,880,258	$3,861,418

Liabilities
Total deposits	$3,211,870	$3,223,732	$2,977,616	$2,980,695	$2,985,028
Federal Home Loan Bank advances - short term	$339,000	287,047	500,500	368,500	338,000
Federal Home Loan Bank advances - long term	$1,501	1,598	1,841	2,211	2,392
Securities sold under agreement to repurchase	-	-	-	-	-
Subordinated debentures	104,089	104,067	104,026	103,984	103,943
Other borrowings	6,293	6,319	7,156	8,105	9,859
Secured borrowings	-	-	-	-	-
Securities purchased payable	-	-	-	-	-
Tax refunds in process	-	-	-	-	2,885
Accrued expenses and other liabilities	47,214	44,222	46,967	47,104	47,309
Total liabilities	3,709,967	3,666,985	3,638,106	3,510,599	3,489,416

Shareholders' Equity
Common shares	312,037	311,901	311,529	311,352	311,166
Retained earnings	205,408	198,034	192,186	187,638	183,788
Treasury shares	(75,586)	(75,586)	(75,574)	(75,574)	(75,422)
Accumulated other comprehensive loss	(53,357)	(39,911)	(54,333)	(53,757)	(47,530)
Total shareholders' equity	388,502	394,438	373,808	369,659	372,002

Total Liabilities and Shareholders' Equity	$4,098,469	$4,061,423	$4,011,914	$3,880,258	$3,861,418

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
Quarterly Average Balances	2024	2024	2024	2024	2023
Assets:
Earning assets	$3,738,607	$3,705,866	$3,619,809	$3,552,552	$3,449,344
Securities	655,556	654,838	639,625	646,203	645,202
Loans	$3,061,991	3,031,884	2,964,377	2,880,031	2,805,995
Liabilities and Shareholders' Equity
Total deposits	$3,285,485	$3,092,583	$2,969,380	$2,998,150	$2,977,802
Interest-bearing deposits	2,582,652	2,405,219	2,266,334	2,285,667	2,163,160
Other interest-bearing liabilities	493,759	493,759	546,700	431,919	383,877
Total shareholders' equity	391,591	381,392	365,784	370,452	337,866

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Income statement	2024	2024	2024	2024	2023

Total interest and dividend income	$53,233	$52,741	$50,593	$50,128	$48,599
Total interest expense	21,878	23,508	22,842	21,756	18,547
Net interest income	31,355	29,233	27,751	28,372	30,052
Provision for credit losses	697	1,346	1,800	2,042	2,325
Provision for unfunded commitments	(1)	(325)	(145)	(50)	-
Noninterest income	9,015	9,686	10,543	8,504	8,823
Noninterest expense	28,296	27,981	28,555	27,689	25,313
Income before taxes	11,378	9,917	8,084	7,195	11,237
Income tax expense	1,485	1,551	1,020	835	1,582
Net income	$9,893	$8,366	$7,064	$6,360	$9,655
Preferred stock dividends	-	-	-	-	-
Net income available to
common shareholders	$9,893	$8,366	$7,064	$6,360	$9,655

Per share data

Earnings per common share
Basic
Net income	$9,893	$8,366	$7,064	$6,360	$9,655
Less allocation of earnings and
dividends to participating securities	213	177	153	126	362
Net income available to common
shareholders - basic	$9,680	$8,189	$6,911	$6,234	$9,293

Weighted average common shares outstanding	15,736,962	15,736,966	15,729,049	15,695,963	15,695,978
Less average participating securities	339,626	332,531	341,567	311,199	588,625
Weighted average number of shares outstanding
used to calculate basic earnings per share	15,397,336	15,404,435	15,387,482	15,384,764	15,107,353

Earnings per common share
Basic	$0.63	$0.53	$0.45	$0.41	$0.62
Diluted	$0.63	$0.53	0.45	0.41	0.62

Common shares dividend paid	$2,518	$2,518	$2,516	$2,510	$2,511

Dividends paid per common share	0.16	0.16	0.16	0.16	0.16

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Asset quality	2024	2024	2024	2024	2023

Allowance for credit losses:
Beginning of period	$41,268	$39,919	$38,849	$37,160	$35,280
Charge-offs	(2,335)	(42)	(887)	(651)	(577)
Recoveries	39	45	157	298	132
Provision	697	1,346	1,800	2,042	2,325
End of period	$39,669	$41,268	$39,919	$38,849	$37,160

Allowance for unfunded commitments:
Beginning of period	$3,381	$3,706	$3,851	$3,901	$3,981
Charge-offs	-	-	-	-	-
Recoveries	-	-	-	-	-
Provision	(1)	(325)	(145)	(50)	(80)
End of period	$3,380	$3,381	$3,706	$3,851	$3,901

Ratios
Allowance to total loans	1.29%	1.36%	1.32%	1.34%	1.30%
Allowance to nonperforming assets	124.49%	226.60%	233.47%	247.06%	245.66%
Allowance to nonperforming loans	124.49%	227.36%	233.47%	247.06%	245.66%

Nonperforming assets
Nonperforming loans	$31,865	$18,151	$17,098	$15,725	$15,126
Other real estate owned	-	61	-	-	-
Total nonperforming assets	$31,865	$18,212	$17,098	$15,725	$15,126

Capital and liquidity
Tier 1 leverage ratio	8.60%	8.45%	8.59%	8.62%	8.75%
Tier 1 risk-based capital ratio	10.47%	10.29%	10.63%	10.81%	10.72%
Total risk-based capital ratio	13.98%	13.81%	14.28%	14.53%	14.45%
Tangible common equity ratio (1)	6.43%	6.64%	6.19%	6.28%	6.36%

(1) See reconciliation of non-GAAP measures at the end of this press release.

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023

Tangible Common Equity
Total Shareholder's Equity - GAAP	$388,502	$394,438	$373,808	$369,659	$372,002
Less: Preferred Equity	-	-	-	-	-
Less: Goodwill and intangible assets	133,403	133,829	134,227	134,618	135,028
Tangible common equity (Non-GAAP)	$255,099	$260,609	$239,581	$235,041	$236,974

Total Shares Outstanding	15,737,815	15,736,528	15,737,222	15,727,013	15,695,424

Tangible book value per share	$16.21	$16.56	$15.25	$14.95	$15.10

Tangible Assets
Total Assets - GAAP	$4,098,469	$4,061,423	$4,011,914	$3,880,258	$3,861,418
Less: Goodwill and intangible assets	133,403	133,829	134,227	134,618	135,028
Tangible assets (Non-GAAP)	$3,965,066	$3,927,594	$3,877,687	$3,745,640	$3,726,390

Tangible common equity to tangible assets	6.43%	6.64%	6.19%	6.28%	6.36%

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended		Twelve Months Ended

	December 31,	December 31,	December 31,	December 31,
Efficiency ratio (non-GAAP):	2024	2023	2024	2023

Noninterest expense (GAAP)	28,296	25,313	112,520	107,611
Less: Amortization of intangible assets expense	363	384	1,484	1,579
Less: Acquisition related expenses	-	-	-	-
Noninterest expense (non-GAAP)	27,933	24,929	111,036	106,032

Net interest income (GAAP)	31,355	30,052	116,710	125,496
Plus: Taxable equivalent adjustment	627	629	2,518	2,468
Noninterest income (GAAP)	9,015	8,823	37,748	37,163
Less: Net gains (losses) on equity securities	96	147	252	(21)
Net interest income (FTE) plus noninterest income (non-GAAP)	40,901	39,357	156,724	165,148

Efficiency ratio (non-GAAP)	68.3%	63.3%	70.8%	64.2%